News Release

Investor Relations Contacts:
Michael Beaulieu
Director, Investor Relations
(609) 529-4812
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984
laurene.isip@integralife.com

Integra LifeSciences Reports Third Quarter 2020 Financial Results
Princeton, New Jersey, October 28, 2020 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported financial results for the third quarter ending September 30, 2020.
Third Quarter 2020 Financial Summary

•
Reported revenues were $370.2 million, representing a decrease of 2.3% on a reported basis and a decrease of 1.5% on an organic basis compared to the prior year. These results were at the high end of the preliminary range provided on October 6, 2020;

◦	Third quarter reported revenues increased 43.1% compared to the second quarter 2020;

•	GAAP earnings per diluted share were $0.38, compared to a GAAP loss of ($0.32) in the third quarter of 2019. Adjusted earnings per diluted share were $0.80, compared to $0.68 in the prior year;

•	The Company's full-year 2020 guidance remains withdrawn due to the uncertainty related to COVID-19 and ongoing variability in the recovery in surgical procedure volumes.
"Better than expected performance in the third quarter was driven by stronger recovery trends and solid execution across the organization," said Peter Arduini, Integra's president and chief executive officer. "I am proud of the ongoing commitment from our Integra colleagues, who are working tirelessly to deliver life-saving products to customers and patients. Barring significant worsening of the pandemic, we believe these efforts will result in a further sequential revenue improvement in the fourth quarter."

The Company reported GAAP gross margin of 63.6%, compared to 62.4% in the third quarter of 2019. Adjusted gross margin was 68.6% compared to 67.0% in the prior year.
Adjusted EBITDA for the third quarter of 2020 was $103.2 million, or 27.9% of revenue, compared to $91.6 million, or 24.2% of revenue in the prior year.
The Company reported GAAP net income of $32.3 million, or $0.38 per diluted share, in the third quarter of 2020, compared to a GAAP net loss of ($27.6) million, or ($0.32) per diluted share in the prior year. The GAAP loss in the third quarter of 2019 included a charge of $59.9 million related to an in-process R&D charge associated with the Rebound Therapeutics acquisition.
Adjusted net income for the third quarter of 2020 was $67.7 million, or $0.80 per diluted share, compared to $58.7 million, or $0.68 per diluted share in the prior year.
Integra's financial position and liquidity remain strong. The Company ended the quarter with $396 million in cash and cash equivalents, $1.2 billion in undrawn revolver capacity, and a consolidated total leverage ratio of 3.2x.
On September 29, 2020, the Company announced it had entered into a definitive agreement to sell its Extremity Orthopedics business. The transaction is expected to close at or around the end of 2020, subject to the satisfaction of customary conditions including regulatory approvals and consultation with employee representative bodies.
2020 Full-Year Outlook
Due to the ongoing uncertainty around the scope and duration of the pandemic and the timing of recovery across the globe, the Company’s guidance for the full-year 2020 remains withdrawn. Barring significant worsening of the pandemic, the Company expects further sequential revenue improvement in the fourth quarter. The Company does not expect all markets or all product lines to improve at the same rate. The level and location of COVID-19 case emergence or recurrence and its associated impact on surgical procedure volumes and economic recovery, will shape the Company's financial progress.
Supplemental financial and operational information is included in a presentation that can be found in the "Investor" section of the Company's website at investor.integralife.com under "Events & Presentations".
In the future, the Company may record, or expects to record, gains or losses, expenses, or charges as described in the Discussion of Adjusted Financial Measures below, which will be excluded from the calculation of adjusted EBITDA, adjusted earnings per share for historical periods and in adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 a.m. ET today, Wednesday, October 28, 2020, to discuss financial results for the third quarter. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the prepared remarks.
Integra's management team will reference a presentation during the conference call. The presentation can be found on investor.integralife.com.
Access to the live call is available by dialing (800) 353-6461 and using the passcode 9501226. The call can also be accessed via a webcast link provided on investor.integralife.com. A replay of the call will be available until November 2, 2020 by dialing (888) 203-1112 and using the passcode 9501226. The webcast will also be archived on the website.

About Integra
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas®, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru®.  For the latest news and information about Integra and its brands, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release.  All statements, other than statements of historical fact, are statements that could be deemed forward-

looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning the expected impact of COVID-19 on the Company; the impact of contingency plans and cost-savings measures; the Company’s liquidity and financial position; future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as structural optimization charges, acquisition, divestiture and integration-related charges, COVID-19 related charges, EU Medical Device Regulation-related charges, litigation charges, discontinued product line charges, intangible asset amortization expense, convertible debt non-cash interest, expenses related to debt refinancing, and income tax expense (benefit) related to non-GAAP adjustments and other items. Statements of past performance, efforts, or results about which assumptions or inferences may be made can also be forward-looking statements and are not indicative of future performance or results.  Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company's control; these assumptions include, but are not limited to, when the impacts of COVID-19 may be the most severe and when and how the impacts of COVID-19 will subside. It is important to note that the Company’s goals and expectations are not predictions of actual performance.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, the following: risks and uncertainties associated with medical epidemics or pandemics, such as the COVID-19 pandemic, including, without limitation, disruptions in operations, diversion of management and resources, the accuracy of procedural volume information, material cancellations and delays of procedures, reduced capital spending by healthcare institutions, impaired and disrupted global economic conditions relative to healthcare spending and access to credit markets, and delays in the development of clinical data and medical education, including data and education relevant to the impact of infectious disease on the use of the Company’s products; the Company's ability to execute its operating plan effectively; the Company’s ability to execute the sale of its extremities orthopedics business to Smith+Nephew, the Company’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses, including the realignment of acquired global sales territories; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply the Company with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the impact of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) acquisition, divestiture and integration-related charges; (iii) COVID-19 related charges; (iv) EU Medical Device Regulation-related charges; (v) litigation charges; (vi) discontinued product lines charges; (vii) intangible asset amortization expense; (viii) convertible debt non-cash interest; (ix) expenses related to debt refinancing; and (x) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.

Reconciliations of GAAP revenues to organic revenues, GAAP adjusted net income to adjusted EBITDA and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters ended September 30, 2020 and 2019, and the free cash flow and free cash flow conversion for the quarters ended September 30, 2020 and 2019, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2020	2019
Total revenues, net	$370,232	$379,095

Costs and expenses:
Cost of goods sold	134,811	142,636
Research and development	19,460	19,003
In-process research & development expense	—	59,889
Selling, general and administrative	150,076	173,098
Intangible asset amortization	8,343	5,056
Total costs and expenses	312,690	399,682

Operating income (loss)	57,542	(20,587)

Interest income	2,273	2,913
Interest expense	(20,796)	(13,962)
Other income, net	2,492	4,127
Income (loss) before taxes	41,511	(27,509)
Income tax expense	9,174	101
Net income (loss)	$32,337	$(27,610)

Net income (loss) per share:
Diluted net income (loss) per share	$0.38	$(0.32)

Weighted average common shares outstanding for diluted net income per share	84,752	85,688

The following table presents revenues disaggregated by the major sources for the three months ended September 30, 2020 and 2019 (amounts in thousands):

	Three Months Ended September 30,
	2020	2019	Change
Neurosurgery	$189,674	$195,330	(2.9)%
Instruments	49,649	57,654	(13.9)%
Total Codman Specialty Surgical(1)	$239,323	$252,984	(5.4)%

Wound Reconstruction and Care	82,115	82,213	(0.1)%
Extremity Orthopedics	21,922	20,852	5.1%
Private Label	26,872	23,046	16.6%
Total Orthopedics and Tissue Technologies	$130,909	$126,111	3.8%
Total reported revenues	$370,232	$379,095	(2.3)%

Impact of changes in currency exchange rates	(2,631)	—
Less contribution of revenues from divested products	(218)	(496)
Less contribution of revenues from discontinued products	(4,781)	(10,527)
Total organic revenues(2)	$362,602	$368,072	(1.5)%

(1) Prior period amounts were reclassified between categories within the Codman Specialty Surgical segment to conform to the current period presentation.
(2) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2020

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Structural optimization charges	4,543	491	3,875	177	—	—	—
Acquisition, divestiture and integration-related charges(1)	7,148	3,871	2,596	682	—	—	—
COVID-19 related charges	(193)	2	(195)	—	—	—	—
EU Medical Device Regulation charges	2,399	1,529	871	—	—	—	—
Discontinued product lines charges	999	999	—	—	—	—	—
Intangible asset amortization expense	20,180	11,837	—	—	8,343	—	—
Convertible debt non-cash interest	4,295	—	—	—	—	4,295	—
Expenses related to debt refinancing	3,428	—	—	—	—	3,428	—
Estimated income tax impact from above adjustments and other items	(7,433)	—	—	—	—	—	(7,433)
Total adjustments	$35,366	$18,729	$7,147	$859	$8,343	$7.723	$(7,433)

Depreciation expense	10,538	—	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research & development

d)	Amort. - Intangible asset amortization

e)	OI&E - Other income & expense

f)	Tax - Income tax expense (benefit)

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, and Rebound Therapeutics acquisitions and the divestiture of extremity orthopedics and includes banking, legal, consulting, systems, and other expenses.

Three Months Ended September 30, 2019
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	OI&E (e)	Tax (f)
Structural optimization charges	5,353	1,055	3,794	—	—	504	—
Acquisition and integration-related charges(1)	74,531	1,804	12,838	59,889	—	—	—
Litigation charges	(2,254)	—	751	—	—	(3,005)	—
EU Medical Device Regulation charges	1,978	—	1,978	—	—	—	—
Discontinued product line charges	3,104	3,104	—	—	—	—	—
Intangible asset amortization expense	16,584	11,528	—	—	5,056	—	—
Estimated income tax impact from above adjustments and other items	(12,939)	—	—	—	—	—	(12,939)
Total adjustments	$86,357	$17,491	$19,361	$59,889	$5,056	$(2,501)	$(12,939)

Depreciation expense	10,367	—	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research & Development

d)	Amort. - Intangible asset amortization

e)	OI&E - Other income & expense

f)	Tax - Income tax expense (benefit)

(1) Acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences and Rebound Therapeutics acquisitions and include banking, legal, consulting, systems, and other expenses. This includes a $59.9 million in-process research and development expense related to the Rebound Therapeutics acquisition.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2020	2019

GAAP net income (loss)	$32,337	$(27,610)
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	30,718	26,951
Other (income), net	(2,492)	(1,626)
Interest expense, net	10,800	$11,049
Income tax expense	9,174	$101
Discontinued product lines charges	999	3,104
Structural optimization charges	4,543	5,353
Litigation charges	—	(2,254)
EU Medical Device Regulation charges	2,399	1,978
Acquisition, divestiture and integration-related charges(1)	7,148	74,531
COVID-19 related charges	(193)	—
Convertible debt non-cash interest	4,295	—
Expenses related to debt refinancing	3,428	—

Total of non-GAAP adjustments	70,819	119,187
Adjusted EBITDA	$103,156	$91,577

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, and Rebound Therapeutics acquisitions and the divestiture of extremity orthopedics and includes banking, legal, consulting, systems, and other expenses. The charges for the three months ended 2019 also include a $59.9 million in-process research and development expense related to the Rebound Therapeutics acquisition.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2020	2019

GAAP net income (loss)	$32,337	$(27,610)
Non-GAAP adjustments:
Structural optimization charges	4,543	5,353
Acquisition, divestiture and integration-related charges(1)	7,148	74,531
COVID-19 related charges	(193)	—
EU Medical Device Regulation charges	2,399	1,978
Litigation charges	—	(2,254)
Discontinued product lines charges	999	3,104
Intangible asset amortization expense	20,180	16,584
Expenses related to debt refinancing	3,428	—
Convertible debt non-cash interest	4,295	—
Estimated income tax impact from adjustments and other items	(7,433)	(12,939)

Total of non-GAAP adjustments	35,366	86,357
Adjusted net income	$67,703	$58,747

Adjusted diluted net income per share	$0.80	$0.68
Weighted average common shares outstanding for diluted net income per share	84,752	86,517

(1) Acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, and Rebound Therapeutics acquisitions and the divestiture of extremity orthopedics and includes banking, legal, consulting, systems, and other expenses. The charges for the three months ended 2019 also include a $59.9 million in-process research and development expense related to the Rebound Therapeutics acquisition.

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30, 2020	December 31, 2019

Cash and cash equivalents	$396,279	$198,911
Accounts receivable, net	218,184	275,296
Inventories, net (1)	307,839	316,054

Current and long-term borrowing under senior credit facility	966,602	1,243,561
Borrowings under securitization facility	92,300	104,500
Long-term convertible securities	469,898	—

Stockholders' equity	$1,397,987	$1,416,736

(1) Inventories, net as of September 30, 2020 excludes $50.7 million associated with the Extremity Orthopedics business as Assets held for sale.

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2020	2019

Net cash provided by operating activities	$123,570	$142,249
Net cash used in investing activities	(32,152)	(142,059)
Net cash provided by financing activities	100,403	73,226
Effect of exchange rate changes on cash and cash equivalents	5,547	(4,273)

Net increase in cash and cash equivalents	$197,368	$69,143

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$69,643	$64,240

Purchases of property and equipment	(6,727)	(13,593)
Free cash flow	62,916	50,647

Adjusted net income(1)	$67,703	$58,747
Adjusted free cash flow conversion	92.9%	86.2%

	Twelve Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$212,757	$184,939

Purchases of property and equipment	(52,657)	(73,029)
Adjusted free cash flow	160,100	111,910

Adjusted net income(1)	$196,266	$234,721
Adjusted free cash flow conversion	81.6%	47.7%

(1) Adjusted net income for quarters ended September 30, 2019 and 2020 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.